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                                                                    Exhibit 3.52

                               4083423 CANADA INC.
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                               (the "Corporation")
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                                   BY-LAW ONE
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                     MEETINGS OF SHAREHOLDERS AND DIRECTORS
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1.        MEETINGS OF SHAREHOLDERS.
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1.1       Place, Time and Notice. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the Board of Directors, the Chief Executive Officer or the President may determine, from time to time.

          To the extent the Corporation is not a distributing corporation, notice of any meeting of shareholders may be given to all entitled thereto within a period of not less than 21 days prior to the time fixed for such meeting.

1.2 Electronic Meetings. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the laws governing the Corporation, those directors or shareholders, as the case may be, may determine that the meeting shall be held in accordance with the regulations, if any, governing the Corporation entirely by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

1.3 Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, a Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of shareholders. All of the foregoing officers may attend such meetings but no Vice-President shall act as chairman if the Board of Directors shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the persons present may choose a chairman.

1.4 Quorum. The holder or holders of not less than 51 per cent of the outstanding shares of the Corporation carrying voting rights at the meeting, present in person or represented by proxy or by an authorized representative, shall constitute a quorum.

2.        MEETINGS OF DIRECTORS.
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2.1       Place, Time and Notice. Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

          Subject to the provisions of any resolution of the Board of Directors, meetings of the Board of Directors may be called at any time by the Chairman of the Board or a Vice-Chairman of the Board or the President or any Vice-President who is a director or any two directors and notice of the time and place for holding any meeting of the Board of Directors shall be given at least 48 hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or any other place which shall have been fixed by the Board of Directors.

2.2 Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, any Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for

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the purpose by the Board of Directors, shall preside at all meetings of the
Board of Directors; provided that neither the President nor any Vice-President shall so act unless he is a director. If all of the foregoing officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors may vote as a director.

2.3 Quorum. Except where the Corporation has only one director, the Board of Directors may, from time to time, fix by resolution the quorum for meetings of the Board of Directors but until otherwise fixed a majority of directors in office, from time to time, shall constitute a quorum.

                    Enacted June 11, 2002.
                    Witness the signatures of the President and the Secretary of the Corporation.


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                    President


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                    Secretary